                                      LEASE


     THIS LEASE made and entered into this 12 day of July, 1979, between NOVA, a partnership, hereinafter called Lessor, and PAYCO AMERICAN CORPORATION, a Delaware corporation, hereinafter called Lessee;

     WITNESSETH:

     WHEREAS, Lessor proposes to construct improvements to be used solely by Lessee as more particularly described in Exhibit A attached hereto and incorporated herein by reference as if fully set forth, and which improvements shall be located upon a parcel of land described on Exhibit B attached hereto, located in the City of Brookfield on Executive Drive, which is part of the Southeast One-quarter of Section 27, Town 7 North, Range 20 East, City of Brookfield, Waukesha County, Wisconsin, containing 4.974 acres. The improvements consisting of a three story office building of approximately 66,708 square feet shall be completed as expeditiously as possible by Lessor in accordance with the plans and specifications approved by the parties.

     NOW THEREFORE, in consideration of the premises and of the mutual benefits to be derived therefrom, it is agreed as follows:

     1. Lessor hereby leases, demises and rents unto the Lessee, and Lessee hereby leases, take and hires of and from the Lessor, the demised premises including all easements, rights of way and other rights appurtenant thereto.

     2. Lessor shall at its sole expense complete construction and improvement of the demised premises as contemplated by the provisions hereof contained in Exhibit A. Construction of the demised premises shall commence as soon as possible and the work shall be completed in accordance with the plans and specifications and requirements hereof and be ready for occupancy on or before February 1, 1980. (completion date). The issuance of an occupancy permit by the City of Brookfield shall satisfy the requirements that the premises are ready for occupancy by Lessee.

     Lessor warrants that the construction of the building and other improvements shall be performed in a good and workmanlike manner and that the materials, equipment and other building facilities and parking lot furnished in connection therewith shall be free of defects.

     Lessee may enter the demised premises during the construction period for the purpose of inspecting the premises as to progress and completion in accordance with plans and specifications, installing signs, fixtures, and equipment, provided such activity shall be done only in such manner so as not to interfere with the construction.

     3. This Lease shall be for a term of twenty (20) years commencing on the later of either the 1st day of February, 1980, or the first day of the month following the month during which the demised premises become ready for occupancy as required by Article 2 hereof, and ending twenty (20) years after the date of commencement, unless sooner terminated as hereinafter set forth.

     The Lessee shall pay an annual rental of Four Hundred Thousand and 00/100 ($400,000.00) Dollars payable in equal monthly installments of Thirty-three Thousand Three Hundred Thirty three and 33/100 ($33,333.33) Dollars on the first day of each and every month, in advance. In the event the Lessee commences its occupancy of the leased premises on a day other than the first day of the month (whether before or after the stated commencement date of the term hereof), the rental for that month shall be prorated and adjusted accordingly.

     At the end of the third year of this lease, the annual rental shall be adjusted to reflect the changes in the cost of living. However, no adjustment shall reduce the rental below that charged during the first three year period. The basis for computing such adjustment shall be the Consumer Price Index - United States, all items and major group figures for urban wage earners and clerical workers or items (based on 1967 equals 100) published monthly by the "Monthly Labor Review" by the Bureau of Labor Statistics of the United States Department of Labor ("index"). The computation shall be made by multiplying $400,000.00 by a fraction the numerator of which shall be the index figure for the month prior to the month in which the adjustment commences and the denominator of which shall be the index figure for the month in which this Lease commences. In the event that the Bureau of Labor Statistics shall cease to publish the index, then a similar index by any other branch or department of the United States shall be used. The result of this computation shall then be divided by 12 and commencing the 37th month of this lease the adjusted rental shall be paid. Annually thereafter, at 12 month intervals, the annual rental shall be adjusted in accordance with the adjustment in the Consumer Price Index or other comparable index. However, in no event shall any annual increase in rentals exceed 5% of the rentals charged in the prior 12 month period.

     4. It is agreed that the leased premises shall be used by the Lessee as a general office building and that Lessee shall, with Lessor's prior written consent, have the right to sublease out portions of the building to qualified, responsible tenants requiring office space. Written consent to such subleasing shall not be unreasonably withheld.

     5. The Lessor shall be responsible for repair, replacement and maintenance of the structural portions of the leased premises, which include the foundation and exterior walls but exclude the roof. Except as provided in this paragraph and except to the extent required to satisfy the warranty obligations undertaken by Lessor under Article 2 hereof, the Lessor shall have no obligation, after Lessee has taken possession of the demised premises, to make any alterations, improvements or repairs of any kind on or about said demised premises or the building or buildings thereon or of which they are a part, or the equipment, fixtures, plumbing, appliances, or machinery in, upon or serving same, or the streets, alleys, areas, area-ways or passages adjoining or appurtenant thereto. The Lessee covenants and agrees at its own expense throughout the term:

     (A) to maintain and keep every part of demised premises, including fixtures and appurtenances situated therein in good and substantial order and repair; and

     (B) to comply with all laws and orders of municipal, state and other governmental authorities pertaining to the demised premises or the use of the demised premises.

     6. Lessee shall pay and discharge as and when the same become due and prior to delinquency all taxes, assessments, levies and other charges, general and special, which are or may be during the term hereof, levied, assessed, imposed or charged against the demised premises and any personal property owned by the Lessor but used by the Lessee in connection with its use of the demised premises and situated thereon, provided, however, that the

Lessee during the first calendar year of the original term of this Lease and the last calendar year of the original term or the final extension thereof shall be obligated to pay only a prorata portion of said real estate taxes due and payable for such year based upon the part of the year the Lessee occupies the demised premises, and shall only be obligated to pay those installments of special assessments (using the longest amortization term available) coming due during the term of this lease.

     The Lessee may in good faith contest any tax assessed which it is obligated to pay under the terms of this Lease if it shall give the Lessor a bond for such amount and guaranteed by such surety as may be satisfactory to the Lessor. The Lessor shall give the Lessee copies of all notices of levy or change or proposed change in tax rate or assessment within 30 days after receipt by Lessor, upon failure of which the Lessor shall pay any amount by which any tax or assessment is increased from the amount formerly in effect. The Lessor at its option, may require Lessee to pay over to Lessor an amount equal to 1/12th of the estimated annual real estate taxes which may be due and payable during any lease year. Lessor shall adjust the amount of such payments upon the municipality rendering the real estate tax bill and in the event that Lessee has paid an insufficient amount to cover the total amount due, then Lessee shall, upon demand, pay the additional sum. In the event that Lessee has paid an amount in excess of the amount necessary to cover the general real estate tax liability, then Lessee shall receive a credit against the following year's estimated taxes for such over payment.

     7. Lessee covenants and agrees at its own expense throughout the term to keep the demised premise's and any fixtures, appliances and appurtenances owned by Lessor and situated therein, insured against loss by fire with extended coverage at "actual cash value" and "full replacement cost" endorsement, as said terms are used in the standard form of fire insurance policy (an 80% co-insurance clause being permissible). Lessee shall also keep the demised premises and its operations insured against loss on account of public liability in the amount of Three Hundred Thousand Dollars ($300,000) for damages to property and Five Hundred Thousand Dollars ($500,000) for injury to one person, and subject to said limit as to one person, One Million Dollars ($1,000,000) for injury to more than one person in or about the demised premises. All such insurance policies shall be written in the names of and covering both Lessor and Lessee, and shall be written with reputable insurance companies licensed or authorized to do business in the state in which the demised premises are located. The Lessee shall furnish to the Lessor certificates of insurance by such carriers evidencing the required coverage and the agreement of the carrier to give the Lessor 10 days prior written notice of any policy cancellation or termination. The Lessor at its option, may require Lessee to pay over to Lessor an amount equal to 1/12th of the estimated annual premiums which may be due and payable during any lease year. Lessor shall adjust the amount of such payments upon the insurance company rendering the premium notice and in the event that Lessee has paid an insufficient amount to cover the total amount due, the Lessee shall, upon demand, pay the additional sum. In the event that Lessee has paid an amount in excess of the amount necessary to cover the insurance premium, then Lessee shall receive a credit against the following year's estimated premium for such over payment.

     8. Upon the termination of this agreement, the Lessee may remove any trade fixtures and equipment owned by it or placed upon the premises by it, other than fixtures installed to replace those presently in the premises, provided, however, that the Lessee leaves the premises in the same condition or repair and tenantability as they were at the time of the making of this agreement prior to the addition of such trade fixtures.

     9. The Lessee shall pay for all utilities, including gas, electricity, sewer and water as well as any other services used therein during the term of this Lease.

     10. Lessee agrees to save the Lessor harmless and indemnified from all loss, damage, liability or expense incurred or claimed by reason of Lessee's neglect or use of the premises, or by reason of any injury or property damage to any person or property on the premises described herein, except such as is caused by the negligence of the Lessor, and Lessee further agrees to pay all legal expenses, including a reasonable attorney's fee, incurred by the Lessor by reason of the commencement of legal proceedings to enforce any of the provisions of this lease, and resulting in a decree or award in favor of the Lessor.

     The Lessor shall not be liable, and the Lessee hereby waives all claims against the Lessor, for any injury, loss or damage, by theft or otherwise, or damage either to person or property, sustained by the Lessee or other persons, whether due to the building or any part or appurtenances thereof becoming out of repair, or arising from bursting of pipes or resulting from steam, electricity, gas, odors, water, rain or snow which may leak or come from any part of the building or adjoining premises, or due to the happening of any accident in or about the building, or to pipes or appurtenances, or plumbing works therein, or from any other cause whatsoever, unless caused by the negligence of the Lessor.

     11. In case the demised premises are damaged by fire or other casualty, the Lessor covenants and agrees, subject to the right of cancellation hereinafter set forth, promptly to repair or restore the same and obtain certificates approving all such repairs from all public authorities having jurisdiction, subject to reasonable delays in collection of insurance funds or due to restrictions on or inability to obtain labor or materials, or due to other causes or conditions beyond the control of the Lessor. Prompt repair or restoration shall be deemed to allow a reasonable time for the parties to make a survey and determination of the extent of the damage and the probable cost of necessary repairs and restoration and to prepare suitable plans and specifications for and to repair or restore the demised premises in accordance with such determination.

     In the event the damage to the demised premises is of such nature and extent as to require expenditures for repairing and restoration in excess of 25% but less than 50% of the replacement value of the improvements upon the demised premises as last determined for fire insurance purposes, Lessor shall have

120 days from the date the damage occurs or if 50% of such replacement value, then Lessor shall have 210 days from the date the damage occurs to repair and restore the demised premises to a condition substantially equal to or better in every respect than their condition prior to such damage. Lessor shall submit to Lessee full information obtained by it as to the cost of repairing and restoring the demised premises. If all repairs and restoration are not substantially completed within the time limits herein stated, then Lessee may at its option terminate this Lease on written notice given 30 days after expiration of the applicable time limit. Expenditures for repairing and restoration shall include the cost of decorating and refurbishing but shall exclude damage to personal property owned by Lessee.

     If the demised premises are untenantable for Lessee's purposes in whole or in part due to damage by fire or other casualty, or the repair of such damage, Lessee's obligation to pay rent and taxes shall be abated proportionately from the date of such damage until the demised premises are repaired or restored, and any unearned rent paid by Lessee shall be refunded or credited upon rent subsequently payable by Lessee if this Lease continues in effect. In the event damage to the premises is 75% or more of the replacement value of the improvements, the Lessor may cancel this lease.

     12. In the event that the building or the demised premises or any substantial portion of the demised premises shall be taken or condemned by any competent authority for any public use or purpose, or in the event that prior to such taking or condemnation Lessor deems it expedient to sell the premises to such public Authority, the term of this Lease shall end upon the first to occur of sale of the premises or the date when the possession of the portion so taken shall be required for such use or purpose, and the Lessee shall have no claim against the Lessor and shall not be entitled to any portion of the amount which may be awarded as damages or paid as a result of such condemnation proceedings. In the event of termination of this Lease as herein provided, the rental shall be apportioned to the date of such termination.

     13. The Lessee shall not assign this Lease without the consent in writing of Lessor. Such consent shall not be unreasonably withheld. It is understood and agreed however, that if the Lessee shall be declared bankrupt, shall have a receiver appointed of its property, which receiver shall not be discharged in 30 days, or shall Lessee make an assignment for the benefit of creditors, or its rights hereunder shall be taken under execution, it shall be construed as an assignment of this lease within the meaning hereof and Lessor shall have the right to terminate this Lease upon the happening of the foregoing event. In the event, however, that Lessee is the subject or involved in a merger or consolidation, this Lease will not be construed as being assigned and the fact of such merger or consolidation will not constitute a breach resulting in a termination of this Lease at the option of Lessor.

     14. The Lessee covenants and agrees to pay and discharge all reasonable costs, attorneys, fees and expenses that shall be paid and incurred by the said Lessor in enforcing the covenants and agreements of this Lease on account of Lessee's default hereunder.

     15. The Lessor may at all reasonable times enter said premises to inspect same, but agrees to maintain confidential; and not to use or divulge any proprietary information of Lessee disclosed during such inspection.

     16. In case the Lessee shall vacate or abandon said premises, or shall default in any of its covenants herein, and said default shall not be cured within ten (10) days after notice thereof in writing from the Lessor, the Lessor is hereby authorized to reenter said premises, to eject the Lessee, and take full possession of said premises, to terminate this Lease at its option and to release and let said premises on such terms as to Lessor shall seem best, to remove from said premises all personal property of the Lessee, and to store the same to the account and at the expense and risk of the Lessee, and to sell said property or any part thereof, and out of the proceeds to pay all expenses of so removing, storing and selling the same, and all sums which shall then be in arrears or past due for rent; and that no such act or acts of the Lessor shall be construed as cancellation of this Lease or waiver of the right of the Lessor to collect rent hereunder for the remainder of said term, except said exercise of its option to terminate the same; and that in case the Lessor shall determine that any action or proceeding at law or otherwise is necessary to enforce the terms and conditions hereof, the Lessee agrees that a reasonable attorney's fee and the necessary costs and disbursements thereof may be allowed and taxed against it.

     17. That no sign, advertisement or notice will be placed or painted on any part of the outside or inside of said building or leased premises except in such manner, style and places as approved in writing by the Lessor and the City of Brookfield, which approval shall not be unreasonably withheld, and the Lessor reserves the right to remove all others at the expense of Lessee.

     18. At all times during the term of this Lease the Lessee shall and may peaceably and quietly hold and enjoy the demised premises free from molestation, invasion or disturbance.


     19. If because of Lessor's breach of or default under any of the terms, covenants and provisions hereof it shall become unlawful for the Lessee to use and operate the demised premises for the principal use then in effect, and if such unlawfulness shall continue for at least 90 days, the Lessee shall have the right at anytime thereafter while such unlawfulness continues to terminate this Lease upon 10 days' written notice to the Lessor and the payment of all rent and other charges required to be paid by Lessee under this Lease up to the date of such termination.

     20. That the Lessor shall have the right to enter the leased premises during twelve (12) months prior to the termination of this Lease, to show the same to prospective tenants, and to place on doors and windows the usual notice that the premises are for rent, upon giving reasonable prior notice to Lessee.

     21. This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents now or hereafter placed on the demised premises without the necessity of any further instrument or act on the part of Lessee to effect such subordination, provided that the holder of any such mortgage shall on behalf of itself, its successors and assigns agree that Lessee shall have the quiet enjoyment of the demised premises for the term of this Lease in accordance with every provision hereof, so long as Lessee shall fully and faithfully perform all of the terms, covenants and conditions of this lease on its part to be performed, irrespective of Lessor's default. Lessee covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease upon the foregoing terms as shall be desired by any mortgagee or proposed mortgagee or by any person entitled thereto.

     22. Except as other provision may herein specifically be made, in the event that either Lessee or Lessor as the obligated party after 10 days' written notice from the other party, fails or refuses to make any of the payments when due as required of such obligor by this Lease (other than the payment of the rent reserved hereunder), or to do or cause to be done promptly any and all of the acts and things in this Lease provided to be done by such obligor, then the other party shall have the right (but shall be under no obligation to the obligor to do so) to advance any and all sums of money or do or cause to be done any and all acts and things necessary or proper to be done or performed by the obligor, and in such event the obligor covenants and agrees forthwith upon demand to repay to such other party any and all sums so advanced or expended to do or cause to be done any and all such acts and things.

     In the event that the obligor fails within 10 days after written demand by the other party to repay (or, if applicable, to allow a deduction from rental) any sum advanced by the other party pursuant to the foregoing provisions, there shall be added to the sum to be repaid interest thereon from the date of demand to the date of repayment at the rate of 10% per annum.

     The Lessee may (but shall not be obligated to) from time to time make such payments on account of mortgages or deeds or trust or other encumbrances on or liens against the Lessor's estate as may be necessary in the Lessee's judgment for the protection of the Lessee's estate. The Lessee in making any such payments shall be subrogated as against the Lessor to the rights of the parties to whom such payments are made, and if the Lessor shall after notice fail to repay any amount so paid, the Lessee shall also have the right to deduct the amount so paid, with legal interest thereon, from the rental thereafter accruing, until fully reimbursed.

     23. All notices, consents, demands and requests which may be or are required to be given by either party to the other, shall be in writing, and shall be sent by United States registered or certified mail, with return receipt requested, addressed as follows:

     TO LESSOR:                         NOVA, A Partnership
                                        6523 North Sidney Place
                                        Milwaukee, WI 53209

     TO LESSEE:                         PAYCO AMERICAN CORPORATION
                                        2401 North Mayfair Rd.
                                        Milwaukee, WI 53226

The date shown on the return receipt as of the date of which said registered or certified mail is received by the addressee shall be conclusively deemed to be the date on which a notice, consent, demand or request is given or made. The above address or a party may be changed at any time or from time to time by notice given by said party to the other party in the manner hereinabove provided.

     24. Simultaneously with or subsequent to the execution hereof, the parties hereto shall, at the option of either party, execute a short form lease for recording purposes, and, in such event, the terms thereof shall constitute a part of this Lease as fully as though recited at length herein.

     25. This Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit, and be binding upon the Lessor and Lessee, their respective successors and assigns.

     IN WITNESS WHEREOF, the Lessor and Lessee have caused this lease agreement to be executed by persons duly authorized and their (or its) corporate seal(s) to be hereunto affixed, the day and year first above written.

                                       NOVA, a Partnership


                                       By /s/ Dennis A. Welsh
                                          -----------------------------------
                                          Dennis A. Welsh, Partner


                                       By /s/ Clyde E. Pemble
                                          -----------------------------------
                                          Clyde E. Pemble, Partner


                                       PAYCO AMERICAN CORPORATION



                                       By /s/ Joseph Treleven
                                          -----------------------------------
                                          President

                        SECOND AGREEMENT MODIFYING LEASE

     THIS AGREEMENT made and entered into this 30 day of December, 1986, between BROOKFIELD INVESTMENT CO., a general partnership, hereinafter called "Lessor", and PAYCO AMERICAN CORPORATION, a Delaware corporation, hereinafter called "Lessee".

                              W I T N E S S E T H:

     WHEREAS, on July 12, 1979, NOVA, a partnership, as Lessor, and Payco American Corporation, as Lessee, entered into a lease covering certain premises in the City of Brookfield, Waukesha County, Wisconsin, which lease was assigned on the 12th day of March, 1980, by NOVA to Brookfield Investment Co., as Successor Lessor, and

     WHEREAS, on December 31, 1979, Brookfield Investment Co. and Payco American Corporation entered into an agreement to become effective upon NOVA's assignment of its lease to Brookfield Investment Co., and

     WHEREAS, in paragraph five of the agreement of December 31, 1979, Brookfield Investment Co. extended to Payco the right to terminate the lease at the end of the 120th month of the initial term, upon the payment of a termination fee equal to six months rental as charged by the Lessor to Lessee during the tenth year of the lease, and

     WHEREAS, this elective termination date was determined to be January 31, 1990, and

     WHEREAS, in exchange for waiving this right and other good and valuable consideration, Payco desires to change this elective termination date from January 31, 1990, to January 31, 1993.

     NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived therefrom, it is agreed as follows:

     1. Paragraph five of the agreement of December 31, 1979, is revoked.

     2. Lessee shall have the option to terminate the lease of July 12, 1979, under the following terms and conditions:

     After January 1, 1992, and prior to January 31, 1992, Lessee shall have the right to elect to terminate the lease effective January 31, 1993. This election must be made in writing. Lessee shall also be required to pay a cancellation fee equal to six months rent, based on the total rental and required lease payments due and owing under the terms of the lease for the period from February 1, 1992, to January 31, 1993. The effective date of termination shall be at the end of January 1993. To make the election effective, the fee must be paid to Lessor on or before January 31, 1993. The payment of the cancellation fee shall not relieve Lessee of its obligation under the terms of the lease to pay rent which is a separate obligation from the payment of the cancellation fee. Time is of the essence with respect to the exercise of the election to terminate the lease and pay the cancellation fee. The election and cancellation fee must be personally delivered to or sent postage prepaid to the Lessor at the address that the rent is then being paid.

     3. All of the remaining terms and conditions of the lease of July 12, 1979, the agreement of December 31, 1979, and the assignment of March 12, 1980, are hereby ratified, approved and confirmed between Lessor and Lessee.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above/written.

                                       BROOKFIELD INVESTMENT CO.-Lessor



                                       By: /s/ Neal R. Sparby
                                           ----------------------------------
                                           Authorized Partner


                                           /s/ John E. Multhauf
                                           ----------------------------------
                                           Authorized Partner


                                       PAYCO AMERICAN CORPORATION-Lessee



                                       By: /s/ Dennis Punches
                                           ----------------------------------
                                           President

                       THIRD AMENDMENT TO LEASE AGREEMENT
                                 BY AND BETWEEN
                           BROOKFIELD INVESTMENT CO.,
                                AS LANDLORD, AND
                      PAYCO GENERAL AMERICAN CREDITS, INC.
                                    AS TENANT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT, by and between Brookfield Investment Co., a General Partnership ("Landlord") and Payco General American Credits, Inc. ("Tenant") is executed and to become effective on this 25th day of January, 1996.

     WHEREAS, Brookfield Investment Co., as Landlord, and Payco General American Credits, Inc., as Tenant, have heretofore entered into that certain Office Building Lease Agreement, dated July 12, 1979 and Amended December 30, 1986, (the "Lease"), under and pursuant to the terms of which Tenant has leased certain office space ("Premises") in that certain office building commonly known as "180" ("Building"), which is located at 180 N. Executive Drive, in the City of Brookfield, Waukesha County, Wisconsin, as more particularly described in the Lease; and

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to evidence their agreements with respect to the following:

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, the parties hereby covenant and agree that the Lease is amended as follows:

     1. Defined Terms. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters have the meanings ascribed hereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

     2. Expiration Date. As used herein, the term "Expiration Date" shall mean an extended period of eleven (11) months from April 1, 2000 to February 28, 2005, for a portion of the Premises described below.

     3. Premises. As used herein the terms "Premises shall mean the portion of the space located on the 1st Floor, and shall be referred to as Suite 100 for all purposes, including, without limitation, the determination of the Tenant's share of Basic Costs. The Premises shall contain a total of Approximately 6,125 square feet of Rentable Area.

     4. Base Rent. Base Rent for the Extension Period shall be equal to the monthly rent remitted for the month of March, year 2000, adjusted by the CPI provision within the lease.



                                       LANDLORD:


                                       BROOKFIELD INVESTMENT CO.
                                       a Wisconsin General Partnership


                                       By: /s/ Neal R. Sparby
                                           ----------------------------------
                                           Neal R. Sparby


                                       TENANT:

                                       PAYCO GENERAL AMERICAN CREDITS, INC.

                                       By: /s/ William W. Kagel
                                           ----------------------------------
                                           William W. Kagel